UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2005

                             AccuPoll Holding Corp.
                             ----------------------
             (Exact name of registrant as specified in its charter)



          Nevada                      000-32849                    11-2751630
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)


           15101 Red Hill Avenue, Suite 220, Tustin, California 92780
           ----------------------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (949) 200-4000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On March 31, 2005, AccuPoll Holding Corp. (the "Company") and Hewitt & Associates mutually terminated the parties' agreement which provided for the services of Craig Hewitt as the Company's consultant Chief Financial Officer. The agreement, which was renewed on May 29, 2004, provided that Hewitt & Associates be compensated $7,500 per month. The Company did not incur any early termination penalties in connection with terminating the agreement with Hewitt & Associates. Hewitt & Associates will remain available on an hourly as-needed basis. In the event Hewitt & Associates' services are needed, Hewitt & Associates will be compensated at the rate of $45 per hour.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         In connection with termination of the Company's agreement with Hewitt & Associates, described above, Craig Hewitt resigned as the Company's Chief Financial Officer effective March 31, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        Accupoll Holding Corp.


Date: April 4, 2005                                  /s/ Dennis Vadura
                                                     ---------------------------
                                                         Dennis Vadura
                                                         Chief Executive Officer